UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2023 (May 1, 2023)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 5, 2023, DarioHealth Corp. (the “Company”) filed a Current Report on Form 8-K in connection with the closing of a private placement offering and the execution of a loan and security agreement (the “Prior 8-K”). This Current Report on Form 8-K/A (the “8-K/A”) is being filed to clarify the reduced number of warrant shares to be issued to the lender as well as clarify the reduced number of shares potentially issuable to holders of the Company’s Series A-1 Preferred Stock.

No other changes were made to the Prior 8-K and this Form 8-K/A should be read in connection with the Prior 8-K. Accordingly, except as specifically noted above, this Form 8-K/A does not reflect events occurring after the filing of the Prior 8-K. Unless filed herewith, references to the exhibits in this Form 8-K/A are references to the exhibits filed with the Prior 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Series B Preferred Stock Securities Purchase Agreement

On May 1, 2023, DarioHealth Corp. (the “Company”) entered into securities purchase agreements (each, a “Series B Purchase Agreement”) with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of 6,200 shares of newly designated Series B Preferred Stock (the “Series B Preferred Stock”), an aggregate of 7,946 shares of Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”), and an aggregate of 150 shares of Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) at a purchase price of $1,000 for each share of Preferred Stock. Certain of our executive officers and directors purchased shares of Series B-2 Preferred Stock in the Offering. On May 5, 2023, the Company entered into purchase agreements (the “Series B-3 Purchase Agreement” and together with the Series B Purchase Agreement, the “Purchase Agreement”) with accredited investors, relating to the Offering, to an offering and the sale of an aggregate of 1,106 shares of newly designated Series B-3 Preferred Stock (the “Series B-3 Preferred Stock” and, collectively with the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, the “Preferred Stock”), at a purchase price of $1,000 for each share of Preferred Stock. As a result of the sale of the Preferred Stock, the aggregate gross proceeds to the Company from the Offering are approximately $15.4 million. The closing of the Series B Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock occurred on May 4, 2023, and the closing of the Series B-3 Preferred Stock is expected to occur on or before May 9, 2023.

On May 1, 2023, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Preferred Stock, and the Certificate of Designation of Preferences, Rights and Limitations of the Series B-2 Preferred Stock with the Secretary of State of the State of Delaware (the “Series B Certificate of Designation,” the “Series B-1 Certificate of Designation,” and the “Series B-2 Certificate of Designation”). On May 5, 2023, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series B-3 Preferred Stock (the “Series B-3 Certificate of Designation,” and together with the “Series B Certificate of Designation,” the “Series B-1 Certificate of Designation,” and the “Series B-2 Certificate of Designation, collectively, the “Certificates of Designation”). Each share of Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in each of the Certificates of Designation, into such number of shares of Company’s common stock (the “Common Stock”) equal to the number of Preferred Shares to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price of the Series B Preferred Stock and Series B-1 Preferred Stock is $3.334, the initial conversion price of the Series B-2 Preferred Stock is $3.37, and the initial conversion price of the Series B-3 Preferred Stock is $3.392) each subject to adjustment in the event of stock splits, stock dividends, and similar transactions.

In addition, the Preferred Stock will automatically convert into shares of Common Stock, subject to certain beneficial ownership limitations, including a non-waivable 19.99% ownership blocker, on the 15-month anniversary of the issuance date. The holders of Preferred Stock will also be entitled dividends payable as follows: (i) a number of shares of Common Stock equal to five percent (5.0%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such holder for each full quarter anniversary of holding for a total of four (4) quarters from the Closing Date, and (ii) a number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such holder on the fifth full quarter from the Closing Date.

The Series B Preferred Stock and Series B-3 Preferred Stock will vote together with the Common Stock as a single class on an as-converted basis on any matter presented to the shareholders of the Company. The Series B-1 Preferred Stock and Series B-2 Preferred Stock do not possess any voting rights with respect to such matters. Upon any liquidation, dissolution or winding-up of the Company, after the satisfaction in full of the debts of the Company and payment of the liquidation preference to the Senior Securities, holders of Preferred Stock shall be entitled to be paid, on a pari passu basis with the payment of any liquidation preference afforded to holders of any Parity Securities, the remaining assets of the Company available for distribution to its stockholders. For these purposes, (i) “Parity Securities” means the Common Stock, Series B Preferred Stock, Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series B-3 Preferred Stock and any other class or series of capital stock of the Company hereinafter created that expressly ranks pari passu with the Series B Preferred Stock, Series B-1 Preferred Stock, the Series B-2 Preferred Stock and/or the Series B-3 Preferred Stock; and (ii) “Senior Securities” shall mean any class or series of capital stock of the Company hereafter created which expressly ranks senior to the Parity Securities.

The Purchase Agreement also provides for certain registration rights pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock within sixty days following the date of the Purchase Agreement.

The Purchase Agreements contain representations and warranties that the parties made to the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

In addition, in connection with the Offering, the Company has agreed to pay to certain consultants and finders in Israel an aggregate fee of $410,000.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be resold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Series B Certificate of Designation, Series B-1 Certificate of Designation, Series B-2 Certificate of Designation and the Series B-3 Certificate of Designation are qualified in their entirety by reference to the full text of such document, copies of which are filed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K, respectively. The forgoing description of the Series B Purchase Agreement and Series B-3 Purchase Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Avenue Venture Loan and Security Agreement

On May 1, 2023, the Company entered into a Loan and Security Agreement, and Supplement thereto (the “LSA”), by and between the Company and its subsidiary, PsyInnovations Inc. (“PsyInnovations”), collectively as the borrowers (the “Borrowers”) and Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P., collectively as the lenders (the “Lenders”). The LSA provides for a four-year secured credit facility in an aggregate principal amount of up to $40 million (the “Loan Facility”), of which $30 million was made available on the closing date (the “Initial Tranche”) and up to $10 million (the “Discretionary Tranche”) may be made available on the later of July 1, 2023 or the date the Lender approves the issuance of the Discretionary Tranche. On May 1, 2023, the Borrowers closed on the Initial Tranche, less certain fees and expenses payable to or on behalf of the Lenders.

All obligations under the LSA are guaranteed by the Company’s wholly owned subsidiary, Labstyle Innovation Ltd. All obligations under the LSA, and the guarantees of those obligations, are secured by substantially all of the Company's, PsyInnovations’ and the guarantor's assets. Subject to certain milestones set forth in the LSA, the Borrowers shall make monthly payments to the Lenders of the interest at the then effective rate. If the Borrowers fail to meet the milestones set forth in the LSA, the Borrowers shall make monthly principal installments in advance in an amount sufficient to fully amortize the Loan. The Borrowers shall repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the LSA.

During the term of the Loan Facility, interest payable in cash by the Borrowers shall accrue on any outstanding balance due under the Loan Facility at a rate per annum equal to the higher of (x) the sum of four one-half percent (4.50%) plus the prime rate as published in the Wall Street Journal and (y) twelve and one-half percent (12.50%). During an event of default, any outstanding amount under the Loan Facility will bear interest at a rate of 5.00% in excess of the otherwise applicable rate of interest. The Borrowers will pay certain fees with respect to the Loan Facility, including an upfront commitment fee, an administration fee and a prepayment premium, as well as certain other fees and expenses of the Lenders.

The LSA contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key person events and change of control.

The LSA also contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Borrowers will be required to maintain at least $5 million of unrestricted cash and cash equivalents at all times.

On the closing date, and with respect to the Initial Tranche only, the Company agreed to issue to the Lenders warrants (the “Warrants”) to purchase up to an aggregate of 584,884 shares of the Company’s common stock, at an exercise price of $3.334 per share, which shall have a term of five years from the issuance date. The Warrants contain customary share adjustment provisions, as well as adjustments to the number of shares issuable upon exercise of the Warrants and the exercise price in the event of a bona fide equity raise prior to September 30, 2023 at a price less than the then current exercise price. If, at any time while the Warrants are outstanding, the Company proposes to file a new registration statement for purposes of effecting an underwritten offering of its equity securities, the Lenders will be entitled to piggyback registration rights, and the Company shall afford the Lenders an opportunity to include the shares of Common Stock underlying the Warrants in that registration statement.

The Lenders have the right, at any time while the Loan Facility is outstanding, to convert an amount of up to $2,000,000 of the principal amount of the outstanding Loan Facility into Borrower’s unrestricted shares of the Company’s Common Stock at a price per share equal to 120% of the then effective exercise price of the Warrant.

As a result of the execution of the LSA and the funding of the Initial Tranche, the Company satisfied its prior Credit Agreement it previously executed with OrbiMed Royalty and Credit Opportunities III, LP (“Orbimed”), on June 9, 2022 and terminated the Credit Agreement with Orbimed.

The foregoing description of the terms of the LSA and the Warrant are not intended to be complete and are qualified in their entirety by reference to the LSA and the Warrant, copies of which are attached hereto as Exhibit 10.2 and 4.1, respectively, and incorporated herein by reference.

Preferred Agreement

On May 1, 2023, the Company executed an agreement (the “Preferred Agreement”) with existing holders of the Company’s Series A-1 Convertible Preferred Stock. Pursuant to the Preferred Agreement, the Company agreed to issue such holders of Series A-1 Convertible Preferred Stock up to an aggregate of an additional 382,050 shares of Common Stock, in addition to the 1,273,499 shares of common stock issuable upon conversion of the Series A-1 Preferred Stock, in consideration for such holders agreeing not to convert their shares of Series A-1 Convertible Preferred Stock. Such shares of Common Stock are issuable on the following dates, assuming the Series A-1 Convertible Preferred Stock has not yet been converted: (i) up to an aggregate of 63,675 shares of Common Stock before July 1, 2023, if not converted for at least one quarter, (ii) up to an aggregate of 127,350 shares of Common Stock before October 1, 2023, if not converted for at least two quarters, (iii) up to an aggregate of 191,026 shares of Common Stock before January 1, 2024, if not converted for at least three quarters, (iv) up to an aggregate of 254,700 shares of Common Stock before April 1, 2024, if not converted for at least four quarters, and (v) up to an aggregate of 382,050 shares of Common Stock before July 1, 2024, if not converted for at least five quarters. The holders of Series A-1 Convertible Preferred Stock will not be entitled to receive any such shares if the issuance of such shares will exceed a non-waivable 19.99% ownership blocker.

The foregoing description of the terms of the Preferred Agreement is not intended to be complete and is qualified in its entirety by reference to the Preferred Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02 Termination of a Material Defi nitive Agreement.

The information set forth in Item 1.01, as it relates to the Orbimed Credit Agreement, is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 5,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On May 1, 2023, the Company filed the Series B Certificate of Designation, designating 30,000 shares of Series B Preferred Stock, the Series B-1 Certificate of Designation, designating 15,000 shares of Series B-1 Preferred Stock, and the Series B-2 Certificate of Designation, designating 15,000 shares of Series B-2 Preferred Stock in connection with the Offering.

On May 5, 2023, the Company filed the Series B-3 Certificate of Designation, designating 15,000 shares of Series B-3 Preferred Stock in connection with the Offering.

Item 8.01 Other Events.

On May 2, 2023, the Company issued a press release announcing the initial closing of the Offering and borrowing under the LSA. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B-3 Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
4.1	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
10.1	Form of Securities Purchase Agreement for Series B, Series B-1, and Series B-2 Preferred Stock(incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
10.2	Loan and Security Agreement, dated May 1, 2023, by and among the Company, as borrower, and Avenue Venture Opportunities Fund II, L.P., as lender (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
10.3	Form of Preferred Agreement with Series A-1 Convertible Preferred Stockholders (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
10.4	Form of Securities Purchase Agreement for Series B-3 Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
99.1	Press release of DarioHealth Corp. dated May 2, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2023	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary